Exhibit 99.02


         Statement of common shareholder of EMPS Corporation, a Nevada corporation, filed pursuant to Treasury Regualtion Section 1.355-5(b), with respect to the spin-off distribution of stock of EMPS Research Corporation, a Utah corporation.

                  1. The undersigned, a shareholder owning common stock of EMPS Corporation received a distribution on June ___, 2003 of shares of common stock of EMPS Research Corporation, a controlled corporation, in a distribution which is subject to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. The names and addresses of the corporations involved are:

                           (a)      EMPS Corporation
                                    2319 Foothill Blvd., Suite 250
                                    Salt Lake City, Utah 84109

                           (b)      EMPS Research Corporation
                                    875 Donner Way, Unit 705
                                    Salt Lake City, Utah 84108

                  3. The undersigned surrendered no stock or securities of EMPS Corporation, a Nevada corporation, or any other consideration in connection with the distribution.

                  4. The undersigned received ____________ shares of common stock of EMPS Research Corporation, a Utah corporation, in the distribution.



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Shareholder Signature



If shares owned jointly, both taxpayers must sign



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Shareholder Signature